Annual Meeting of Shareholders

March 26, 2019

Neil Wilkin, CEO

Forward Looking Information

This presentation may contain "forward looking statements" that involve risks and uncertainties. These statements reflect management's current expectations about possible future events and performance. Such forward-looking information is subject to known and unknown variables, uncertainties, contingencies and risks that may cause actual events or results to differ materially from management's expectations. Known and unknown variables, uncertainties, contingencies and risks (collectively, "factors") may also adversely affect Optical Cable Corporation and its subsidiaries (collectively, "OCC"), OCC's future results of operations, OCC's future financial condition, and/or the future equity value of OCC.

These factors include, but are not limited to, those factors set forth in detail in the "forward looking information" of our most recent annual report on Form 10-K and quarterly reports on Form 10-Q and in our other SEC reports—all such factors are incorporated herein by reference. These factors may be revised or supplemented in future reports filed with the SEC.

Agenda

I. Strong Performance and Execution in Fiscal Year 2018.

II. Market Strength. Significant Opportunities.

III. First Quarter 2019.

IV. Driving Value Creation in 2019.

V. Q&A.


Strong Performance and Execution
in
Fiscal Year 2018.

Strong Performance and Execution in Fiscal Year 2018

- **Net sales increased 37.0% to $87.8 million in fiscal 2018**, compared to $64.1 million last in fiscal 2017
  - Highest annual net sales in OCC history
  - Strong sales growth in specialty markets—particularly military and wireless carrier markets
  - Strength in certain other industrial and specialty markets
  - Strength in sales outside of U.S.—increasing 4.1% year-over-year

Strong Performance and Execution in Fiscal Year 2018



Net Sales by fiscal year
$100,000
$90,000
$80,000
$70,000
$60,000
$50,000
$40,000
Thousands
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018

Strong Performance and Execution in Fiscal Year 2018

- **Gross profit grew 34.0% to $27.9 million in fiscal 2018**, compared to $20.8 million in prior fiscal year
  - Strong sales
  - Operating leverage

Strong Performance and Execution in Fiscal Year 2018

- SG&A Expenses as a percentage of net sales were 29.8% in fiscal 2018, compared to 34.3% in fiscal 2017
  - Benefited from OCC's operating leverage
  - Employee incentives and sales commissions increased as a result of significant growth in net sales and gross profits in fiscal 2018—including vesting of certain previously granted long-term, performance-based equity incentives with vesting opportunities over 5- to 6-years
- Net income was $1.1 million, or $0.14 per share, in fiscal 2018—a significant improvement compared to fiscal year 2017

Strong Performance and Execution in Fiscal Year 2018

- ❑ Achieved positive net cash provided by operating activities of $3.2 million
- ❑ Strong Balance Sheet —
  - ❑ Reduced total bank debt by $3.0 million (or 23.9%) to $9.4 million during fiscal 2018
  - ❑ Secured a $6.0 million special revolving loan in the second quarter of fiscal 2018-- Outstanding balance never exceeded $2.8 million and final payment was made before the end of July 2018, prior to its maturity on October 1, 2018
  - ❑ OCC's ratio of current assets to current liabilities was 4.4 to 1 as of October 31, 2018



Market Strength. Significant Opportunities.

Market Strength. Significant Opportunities.

- OCC built strong market positions in a broad range of targeted markets over the years—including in enterprise, harsh environment and specialty markets
- OCC market strength is built on—
    - OCC's innovative and top-tier cabling and connectivity solutions
    - Team's expertise and customer service focus
    - OCC's commitment to continual improvement

Market Strength. Significant Opportunities.



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Market Strength. Significant Opportunities.

- OCC's competitive market positioning is one of OCC's most valuable assets—
  - Earned respect of other industry participants—particularly competitors much larger than OCC
  - Provides opportunities and operating leverage to grow in our targeted markets
  - Creates opportunities for long-term shareholder value

First Quarter 2019.

First Quarter 2019

- Net Sales of $16.8 million, compared to $17.6 million in Q1 2018
  - $1.2 million net sales on non-recurring military project included in Q1 2018
- Gross Profit of $3.6 million, compared to $5.2 million
- Net loss of $0.44 per share

First Quarter 2019

- ❑ Q1 2019 Cost of Goods Sold Impacted by—
  - ❑ Throughput constraints and inefficiencies in OCC's Roanoke facility that resulted from expansion, training, and restructuring of manufacturing workforce and process changes
  - ❑ Initiatives intended to ultimately increase throughput and efficiency in order to meet increased product demand over the short- and long-term
- ❑ May continue to see some impact in Q2 2019

First Quarter 2019

- Q1 2019 SG&A Expenses Impacted by—
  - $862,000 expense resulting from vesting on January 31, 2019 of certain previously granted long-term, performance-based equity incentives with vesting opportunities over 5- to 6-years, an increase of $749,000 compared to Q1 2018
  - Not expected to continue in remaining three quarters of fiscal 2019
- Long-term, performance-based equity grants normally considered for grant to employees in January of each year were not made in January 2019

First Quarter 2019

- Continued strength in certain other industrial and specialty markets
- Higher than typical Order Backlog/Forward Load of $10.0 million at end of Q1 2019
- 3.9 to 1.0 Current Assets to Current Liabilities Ratio at end of Q1 2019

Driving Value Creation in 2019.



Driving Value Creation in 2019.

- ❑ Strategy designed to drive top-line and bottom-line growth
- ❑ OCC Team committed to advancing our key strategic initiatives to execute strategy and accomplish growth goals
- ❑ Committed to achieving benefits of Roanoke manufacturing initiatives intended to ultimately increase throughput and efficiency in order to meet increased product demand over the short- and long-term


Questions and Answers.


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